UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 13, 2011

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
On July 13, 2011, the Executive Compensation Committee (the "Committee") of the Board of Directors of USA Truck, Inc. (the "Company") approved salary increases for the Company's executive management team.  The Committee increased the executive management team's salaries in recognition of the management team's increased responsibilities due to the retirements of Messrs. Robert M. Powell and Garry R. Lewis.  After the increases described below, the salaries paid to the executive management team will be lower than the aggregate salaries paid to the executive management team in 2010.

Base Salaries

The Company's named executive officers listed in the table below received the following base salary increases:

Executive	Previous Base Salary	New Base Salary
Clifton R. Beckham	$255,456	$375,000
Michael R. Weindel, Jr.	$199,256	$215,000
Darron R. Ming	$189,456	$220,000

Cash Incentive Awards

The Committee did not change the cash incentive targets or percentage of salary maximum payouts previously adopted and reported in the Company's 2011 proxy statement.  However, by virtue of increasing base salaries, the maximum bonus payouts would increase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	July 19, 2011	/s/ Clifton R. Beckham
Clifton R. Beckham
President and Chief Executive Officer

Date:	July 19, 2011	/s/ Darron R. Ming
Darron R. Ming
Vice President-Finance and Chief Financial Officer